UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 23, 2019

LIBERTY OILFIELD SERVICES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38081	81-4891595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 17th Street, Suite 2400 Denver, Colorado 80202
(Address and Zip Code of Principal Executive Offices)

(303) 515-2800
Registrant’s Telephone Number, including Area Code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Class A Common Stock, par value $0.01	LBRT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.
On July 23, 2019, Liberty Oilfield Services Inc. (the “Company”), R/C Energy IV Direct Partnership, L.P. and R/C IV Liberty Holdings, L.P. (together, “Riverstone”) entered into an additional Stockholders Agreement (the “Additional Agreement”). Pursuant to the Additional Agreement, the Company shall use reasonable best efforts to cause the board of directors of the Company (the “Board”) to, in the case where Riverstone and its affiliates beneficially own (as such term is defined under Rule 13(d)-3 promulgated under the Securities Exchange Act of 1934, as amended) at least 10% of the outstanding shares of Class A common stock, par value $0.01 per share, of the Company (“Class A Common Stock”), and the Board is comprised of five or more directors that are not Riverstone nominees, elect one additional nominee designated by Riverstone to serve on the Board. Riverstone is currently the beneficial owner of approximately 35% of the Company’s Class A Common Stock. Four directors appointed by Riverstone currently serve on the Board pursuant to the terms of that certain Stockholders Agreement, dated January 17, 2018, by and among the Company, Riverstone and the other parties thereto (the “Original Agreement”). The Additional Agreement does not limit or replace the rights of Riverstone under the Original Agreement. The Additional Agreement was entered into in connection with the expansion of the Board and appointment of Gale A. Norton as reported in Item 5.02 below.
The foregoing description of the Additional Agreement is qualified in its entirety by reference to the full text of the Additional Agreement, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 3.03	Material Modification to Rights of Security Holders.
The information provided in Item 1.01 hereto is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The following information is being reported pursuant to Section 5.02(d) of Form 8-K:
On July 23, 2019, the Board was expanded from eight to nine directors, and Gale A. Norton was appointed as a director.
Ms. Norton has been the President of Norton Regulatory Strategies, a consulting firm, since 2011. From 2007 to 2010, she served as General Counsel, Unconventional Oil, of Royal Dutch Shell, an international oil and natural gas company. Prior to joining Shell, Ms. Norton served as the Secretary of the Interior of the United States under President George W. Bush from 2001 until 2006 and as the Attorney General of the State of Colorado from 1991 until 1999. Ms. Norton holds Bachelor of Arts and Juris Doctorate degrees from the University of Denver. Ms. Norton is a director of American Transmission Company, a private company in the electric utility industry. She is a Governance Fellow of the National Association of Corporate Directors.
Ms. Norton has been appointed as chair of the Nominating and Governance Committee of the Board. As compensation for her service on the Board and the Nominating and Governance Committee, Ms. Norton will receive the Company’s standard compensation for non-employee directors. There are no understandings or arrangements between Ms. Norton and any other person pursuant to which she was selected as a director.
A copy of the press release announcing the appointment of Ms. Norton is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
4.1	Stockholders Agreement, dated as of July 23, 2019, by and among Liberty Oilfield Services Inc., R/C IV Liberty Holdings, L.P. and R/C Energy IV Direct Partnership, L.P.
99.1	Press Release, dated July 23, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
LIBERTY OILFIELD SERVICES INC.
Date: July 26, 2019
By:    /s/ R. Sean Elliott
Name:    R. Sean Elliott

Title:	Vice President, General Counsel and Corporate Secretary

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